As filed with the Securities and Exchange Commission on December 13, 1995
                                                  REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                           THOMAS & BETTS CORPORATION
             (Exact name of registrant as specified in its charter)


           NEW JERSEY                                           22-1326940
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                               1555 LYNNFIELD ROAD
                            MEMPHIS, TENNESSEE 38119
                                 (901) 682-7766
          (Address, of principal executive offices, including zip code)


                            JERRY KRONENBERG, ESQUIRE
                        Vice President - General Counsel
                           Thomas & Betts Corporation
                               1555 Lynnfield Road
                            Memphis, Tennessee 38119
                                 (901) 682-7766
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                               ------------------

                  Please send copies of all communications to:
                           WINTHROP G. MINOT, ESQUIRE
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities  being registered on this form are being offered pursuant
to  dividend  or  interest   reinvestment  plans,  please  check  the  following
box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum   Proposed maximum     Amount of
          Title of each class                Amount to        offering price   aggregate offering  registration
      securities to be registered          be registered       per share(1)         price(1)            fee
----------------------------------------------------------------------------------------------------------------
Common Stock -- $.50 Par Value           314,860 Shares           $74.375        $23,417,712.50      $8,075.07
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The maximum price per share information is based on the average of the high and the low sale price on December 8, 1995.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 13, 1995

PROSPECTUS
                           THOMAS & BETTS CORPORATION
                                  COMMON STOCK
                                 314,860 SHARES

                                 ---------------

         All of the shares of Thomas & Betts Corporation (the "Company" or "Thomas & Betts") Common Stock, par value $.50 per share (the "Common Stock"), offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The outstanding Common Stock of Thomas & Betts is listed on the New York Stock Exchange (the "NYSE"). On December 8, 1995, the last reported sale price of the Common Stock on the NYSE was $74.25 per share.

         The Company will not receive any of the proceeds from the sale of the Common Stock. Any or all of such Common Stock covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
     TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                   TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         The Selling Stockholders named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on the New York Stock Exchange or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $31,000.

         The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the 1933 Act.

                                 ---------------

                The date of this Prospectus is December 13, 1995.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholders set forth under "Selling Stockholders" or any underwriter. This Prospectus relates solely to the Common Stock and it may not be used or relied on in connection with any other offer or sale of securities of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously or simultaneously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1995.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 1995, July 2, 1995 and October 1, 1995.

     (c)  The Company's Current Report on Form 8-K filed on December 12, 1995.

     (d) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A dated December 22, 1972, including any amendment or report filed for the purpose of updating such description; and which 8-A was filed as an exhibit to the Company's Form S-8 Registration Statement (No. 33-68370) on September 3, 1993.

All documents  subsequently  filed by the Registrant  pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act after the date of this Prospectus prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents. Such documents may be obtained by writing to Thomas & Betts Corporation, 1555 Lynnfield Road, Memphis, Tennessee 38119, Attention: Corporate Secretary, or by calling (901) 682-7766.

                                   THE COMPANY

         Thomas & Betts designs, manufacturers and markets a broad line of electrical and electronic connectors and components as well as other related products for worldwide construction and original equipment manufacturer ("OEM") markets. In North America, the Company is one of the largest manufacturers of electrical connectors and accessories for industrial, commercial and residential construction, renovation, and maintenance applications and is a leading supplier of transmission poles, towers and industrial lighting products to the utility and telecommunications industries. The Company is also a worldwide designer and manufacturer of electronic connectors and flat cable, which are sold primarily to OEMs in the automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications industries.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds of the Common Stock offered hereunder by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The Selling Stockholders have acquired the 314,860 shares of Common Stock offered hereby from Thomas & Betts pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, CMI Acquisition Corp., a wholly-owned subsidiary of the Company, and Catamount Manufacturing, Inc. ("Catamount"), pursuant to which Catamount became a wholly-owned subsidiary of the Company. Thomas & Betts may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholders.

         None of the Selling Stockholders holds any position or office with, has been employed by, or otherwise has a material relationship with the Company, or any of its predecessors or affiliates, other than as stockholders and creditors of Catamount.

         The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholders. None of the Selling Stockholders owns in excess of 1% of the Common Stock and, because the Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Stock that will be held by Selling Stockholders upon termination of this offering.

                                           NUMBER OF SHARES OF COMMON          NUMBER OF SHARES
SELLING SECURITYHOLDER                      STOCK BENEFICIALLY OWNED            OFFERED HEREBY(1)
----------------------                      ------------------------            --------------
John B. Glode                                           130,377(2)(10)            123,363
William M. Glode                                        29,453                     29,453
James M. Glode                                          25,105                     25,105
Kristen Glode                                           24,443                     24,443
Deanna Lurvey                                            2,828                      2,828
Brenda Hawkins                                           2,828                      2,828
Darrin Hawkins                                           2,828                      2,828
Andrew Lurvey                                              831                        831
Mathew Lurvey                                              831                        831
John Lurvey                                                831                        831
Alexandra Hawkins                                          831                        831
M.T. Glode Trust                                         6,262                      6,262
Henry E. Schweitzer, III                                 12,870(3)(11)             11,022
Massachusetts Capital Resource Co.                      18,787                     18,787
Genesee Funding, Inc.                                    6,961                      6,961
Robert P. Davis                                         17,722(4)(12)               1,252
Francine Duncan                                          1,002(11)                  1,002
Steven Grenier                                           1,878(5)(11)               1,002
Kathleen Hawkins                                         1,002                      1,002
David Sinnery                                              876(6)(11)                 501
Robert Kopnisky                                            501(11)                    501
Laurie Melanson                                            626(7)(11)                 501
Lee Peters                                                 626(8)(11)                 501
John Fitzpatrick                                         1,753(9)(13)                 250
John Doughty                                               250(11)                    250
First New England Capital L.P.                          24,393                     24,393
Pioneer Ventures L.P.                                   26,501                     26,501

--------------------
         1        Of the total number of shares offered hereby by  each  Selling
Stockholder 6.57714% of the shares are held in escrow until the earlier of (i) the date on which the Company's independent auditors shall deliver their signed report on their audit of the Company's financial statements for the 1995 Fiscal Year of the Company, or (ii) April 30, 1996.

         2        Includes options for 7,014 shares of Company Common Stock.

         3        Includes options for 1,848 shares of Company Common Stock.

         4        Includes options for 16,470 shares of Company Common Stock.

         5        Includes options for 876 shares of Company Common Stock.

         6        Includes options for 375 shares of Company Common Stock.

         7        Includes options for 125 shares of Company Common Stock.

         8        Includes options for 125 shares of Company Common Stock.

         9        Includes options for 1,503 shares of Company Common Stock.

         10       Mr. Glode served as Chief Executive Officer,  Treasurer  and a
Director of Catamount within the past three years.

         11       Mr.  Schweitzer, Ms.  Duncan,  Mr.  Grenier,  Mr. Sinnery, Mr.
Kopnisky, Ms. Melanson, Mr. Peters and Mr. Doughty have been employees of Catamount within the past three years.

         12       Mr. Davis served as President and Director of Catamount within the past three years.

         13       Mr.  Fitzpatrick  served  as  Marketing  Director of Catamount within the past three years.

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

         The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by an agreement between the Selling Stockholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

         At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any such other person.

         In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless its has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

         The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities arising under the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF DISTRIBUTION

SEC registration fee................................................. $ 8,075.07
Blue Sky Fees and Expenses*..........................................       0.00
Legal fees and expenses*.............................................  14,000.00
Printing Expenses....................................................     300.00
Accounting fees and expenses*........................................   7,500.00
Miscellaneous*.......................................................   1,000.00
                                                                      ----------

         Total Expenses.............................................. $30,875.07

--------------------
* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In accordance with Section 14A: 2-7 of the New Jersey Business Corporation Act, which permits New Jersey corporations to include provisions in their certificate of incorporation limiting the liability of officers and directors, Article NINTH of the Company's certificate of incorporation provides:

                  NINTH: (1) Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit.

                  (2) Elimination of Certain Liability of Officers. Unless otherwise provided by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

                  (3) Repeal or Modification of Article NINTH. Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

         Section 14A: 3-5 of the New Jersey Business Corporation Act ("Section 14A: 3-5") confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee, employee or agent. The provisions of Section 14A: 3-5 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 14A:
3-5 also provides that powers granted pursuant to such Section may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

         Article V of the Company's bylaws provides:

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New Jersey Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

                  Section 2. Right of Claimant  to Bring Suit.  If a claim under
         Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the New Jersey Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

                  Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.

         The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

         For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.         EXHIBITS

                 Title of Exhibit
                 ----------------
5.1              Opinion of Jerry Kronenberg, Esq. re legality

23.1             Consent of KPMG Peat Marwick LLP

23.2 Consent of Jerry Kronenberg (to be included in the opinion filed as Exhibit 5.1)

24.1 Power of Attorney (to be included as part of signature page filed herewith)


ITEM 17.   UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           a. To  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           b. To reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           c. To include any material  information  with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 8th day of December, 1995.

                                      THOMAS & BETTS CORPORATION

                                      By:    /s/ T. Kevin Dunnigan
                                         ---------------------------------------
                                         Name:  T. Kevin Dunnigan
                                         Title: Chairman of the Board and Chief
                                                 Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Thomas & Betts Corporation, hereby severally constitute Jerry Kronenberg, T. Kevin Dunnigan and Fred R. Jones, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Thomas & Betts Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Witness our hands on the date set forth below.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                      TITLE                                  DATE
/s/ T. Kevin Dunnigan
----------------------------
(T. Kevin Dunnigan)             Chairman of the Board, Chief
                                Executive Officer and Director       December 8, 1995
/s/ Clyde R. Moore
----------------------------
(Clyde R. Moore)                President, Chief Operating Officer
                                and Director                         December 8, 1995
/s/ Fred R. Jones
----------------------------
(Fred R. Jones)                 Vice President - Finance and
                                Treasurer (Chief Financial Officer
                                and Principal Accounting Officer)    December 8, 1995
/s/ Jerry Kronenberg
----------------------------
(Jerry Kronenberg)              Vice President - General Counsel     December 8, 1995

/s/ Raymond B. Carey, Jr.
----------------------------
(Raymond B. Carey, Jr.)         Director                             December 12, 1995

/s/ Ernest H. Drew
----------------------------
(Ernest H. Drew)                Director                             December 11, 1995

/s/ Jeananne K. Hauswald
----------------------------
(Jeananne K. Hauswald)          Director                             December 11, 1995

/s/ Thomas W. Jones
----------------------------
(Thomas W. Jones)               Director                             December 11, 1995

/s/ Robert A. Kenkel
----------------------------
(Robert A. Kenkel)              Director                             December 11, 1995

/s/ Kenneth R. Masterson
----------------------------
(Kenneth R. Masterson)          Director                             December 11, 1995

/s/ J. David Parkinson
----------------------------
(J. David Parkinson)            Director                             December 11, 1995


----------------------------
(Ian M. Ross)                   Director                             December __, 1995

/s/ William H. Waltrip
----------------------------
(William H. Waltrip)            Director                             December 11, 1995

                                  EXHIBIT INDEX



      Number            Title of Exhibit                        Page


      5.1      Opinion of Jerry Kronenberg, Esq. re legality

     23.1      Consent of KPMG Peat Marwick LLP

     23.2 Consent of Jerry Kronenberg (to be included in the opinion filed as Exhibit 5.1)

     24.1 Power of Attorney (to be included as part of signature page filed herewith)